Exhibit 10.1

First Midwest Bancorp, Inc.

OMNIBUS STOCK AND INCENTIVE PLAN

(As Amended and Restated May 20, 2009)

Section 1. Establishment, Purpose, and Effective Date of Plan 1

1.1 Establishment 1

1.2 Purpose 1

1.3 Effective Date 1

Section 2. Definitions 1

2.1 Definitions 1

2.2 Gender and Number 3

Section 3. Eligibility and Participation 3

3.1 Eligibility and Participation 3

Section 4. Administration 4

4.1 Administration 4

4.2 Delegation of Authority 4

4.3 Award Agreements 4

Section 5. Stock Subject to Plan 4

5.1 Number of Shares Available for Awards 4

5.2 Reuse 4

5.3 Limitations on Awards to a Single Participant 5

5.4 Adjustment in Capitalization 5

5.5 No Repricing Without Stockholder Approval 5

Section 6. Duration of Plan 5

6.1 Duration of Plan 5

Section 7. Stock Options 5

7.1 Grant of Options 5

7.2 Option Price 6

7.3 Exercise of Options 6

7.4 Payment 6

7.5 Limitations on ISOs 7

7.6 Restrictions on Stock Transferability 7

7.7 Termination of Employment Due to Death, Disability, Retirement 7

7.8 Termination of Employment other than Due to Death, Disability, Retirement or for Cause; Termination for Cause 7

7.9 Nontransferability of Options 8

Section 8. Stock Appreciation Rights 8

8.1 Grant of Stock Appreciation Rights 8

8.2 Exercise of SARs in Lieu of Options 9

8.3 Exercise of SARs in Addition to Options 9

8.4 Exercise of SARs Independent of Options 9

8.5 Exercise of SARs Upon Lapse of Options 9

8.6 Payment of SAR Amount 9

8.7 Form and Timing of Payment 9

8.8 Limit of Appreciation 9

8.9 Term of SAR 10

8.10 Termination of Employment 10

8.11 Nontransferability of SARs 10

Section 9. Restricted Stock and Restricted Stock Units 10

9.1 Grant of Restricted Stock or Restricted Stock Units 10

9.2 Transferability 10

9.3 Other Restrictions 10

9.4 Voting Rights 10

9.5 Dividends and Other Distributions 10

9.6 Termination of Employment Due to Retirement 11

9.7 Termination of Employment Due to Death or Disability 11

9.8 Termination of Employment for Reasons other than Death, Disability, or Retirement 11

9.9 Nontransferability 11

Section 10. Performance Units and Performance Shares 11

10.1 Grant of Performance Units or Performance Shares 11

10.2 Value of Performance Units and Performance Shares 11

10.3 Payment of Performance Units and Performance Shares 12

10.4 Form and Timing of Payment 12

10.5 Termination of Employment Due to Death, Disability, or Retirement 12

10.6 Termination of Employment for Other Reasons 12

10.7 Nontransferability 12

10.8 Performance Goals 12

Section 11. Other Awards 13

11.1 Grant of Other Awards 13

11.2 Terms of Other Awards 13

Section 12. Beneficiary Designation 13

12.1 Beneficiary Designation 13

Section 13. Rights of Employees 13

13.1 Employment 13

13.2 Participation 13

Section 14. Change-in-Control 13

14.1 In General 13

14.2 Definition 13

Section 15. Amendment, Modification and Termination of Plan 15

15.1 Amendment, Modification, Suspension and Termination of Plan 15

Section 16. Tax Withholding 15

16.1 Tax Withholding 15

16.2 Share Withholding 15

Section 17. Indemnification 15

17.1 Indemnification 15

Section 18. Requirements of Law 16

18.1 Requirements of Law 16

18.2 Governing Law 16

18.3 Code Section 409A 16

18.2 TARP/Capital Purchase Program 16

  Establishment, Purpose, and Effective Date of Plan

    Establishment. First Midwest Bancorp, Inc., a Delaware corporation, hereby amends and restates the "FIRST MIDWEST BANCORP, INC. OMNIBUS STOCK AND INCENTIVE PLAN."

    Purpose. The purpose of the Plan is to advance the interests of the Company by providing to employees additional incentives and motivation toward superior performance of the Company and its subsidiaries, and by enabling the Company and its subsidiaries to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

    Effective Date. The Plan, as amended and restated, shall become effective immediately upon its adoption by the Board of Directors of the Company on May 20, 2009 subject to approval of the stockholders at the Company's 2009 Annual Meeting of Stockholders.

  Definitions

    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

      "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share or Other Award granted under this Plan.

      "Award Agreement" means the agreement that sets forth the terms, conditions and limitations applicable to an Award.

      "Board" means the Board of Directors of the Company.

      "Cause" shall mean any one of the following:

        gross misconduct in, or the continued and willful refusal by the Participant after written notice by the Company to make himself available for the performance of the Participant's duties for the Company or a subsidiary; or

        conviction for a felony for a matter related to the Company or a subsidiary; or

        suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his duties and responsibilities to the Company or a subsidiary.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan. The Committee shall consist of two or more members, each of whom shall qualify as a "non-employee director," as the term (or similar or successor term) is defined by Rule 16b-3, and as an "outside director" within the meaning of Code Section 162(m) and regulations thereunder.

      "Company" means First Midwest Bancorp, Inc., a Delaware corporation.

      "Disability" means totally and permanently disabled as from time to time defined under the First Midwest Bancorp Consolidated Pension Plan.

      "Employee" means a regular salaried employee (including officers and directors who are also employees) of the Company or its Subsidiaries, or any branch or division thereof. A regular salaried employee who, with the approval of the Board of Directors or the Committee enters into a "Continuing Participant Agreement" with the Company or its Subsidiaries effective upon such person ceasing to be a regular salaried employee, shall continue to be an Employee for purposes of this Plan and shall not be deemed to incur a termination of employment during the term of such Continuing Participant Agreement.

      "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported by the consolidated tape of the Nasdaq National Market System on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

      "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "Incentive Stock Option," or "ISO" within the meaning of Section 422 of the Code, (ii) a "Nonstatutory (Nonqualified) Stock Option," or "NSO," or (iii) any other type of option encompassed by the Code.

      "Other Award" means an Award, other than a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Performance Share granted under this Plan, including the right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation plan established from time to time by the Company.

      "Participant" means any Employee designated by the Committee to participate in the Plan.

      "Performance Unit" means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee based upon performance and pursuant to Section 10 of the Plan.

      "Performance Share" means a right to receive a payment equal to the value of a Performance Share as determined by the Committee based on performance and pursuant to Section 10 of the Plan.

      "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.2 of the Plan.

      "Plan" means the First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan as set forth herein and any amendments hereto.

      "Previously-Acquired Share" means a share of Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under this Plan or the predecessor to this Plan, or if so acquired, such share of Stock has been held for a period of not less than six months, or such shorter period as the Committee may prescribe.

      "Restricted Stock" means Stock granted to a Participant pursuant to Section 9 of the Plan.

      "Restricted Stock Unit" means a right to receive a payment equal to the value of a share of Stock, pursuant to Section 9 of the Plan.

      "Retirement" means termination of employment other than for Cause, at or after the Participant's (a) age 65 ("Normal Retirement Date") or (b) age 55 (but prior to age 65), with fifteen or more years of service, or such other date prior to age 65 which constitutes an Early Retirement Date ("Early Retirement Date") as defined from time to time under the First Midwest Bancorp Consolidated Pension Plan. Years of service shall be determined in accordance with said Pension Plan.

      "Rule 16b-3" means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

      "Stock" means the Common Stock, without par value, of the Company.

      "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

  Eligibility and Participation

    Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Employees who, in the opinion of the Committee, are Employees in a position to contribute to the Company's continued growth and development and to its long-term financial success.

  Administration

    Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be recipients of such Awards. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board may act as the Committee hereunder.

    Delegation of Authority. To the extent provided by resolution of the Board, the Committee may authorize the Chief Executive Officer of the Corporation and other senior officers of the Company to designate officers and employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions which the Committee is authorized to take under this Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Code.

    Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee. The Award Agreement shall be delivered to, and, to the extent required by the Committee, signed by the Participant.

  Stock Subject to Plan

    Number of Shares Available for Awards. The total number of shares of Stock which may be issued pursuant to Awards under the Plan may not exceed 7,531,641 (inclusive of shares issued prior to May 21, 2009, the date this amended and restated Plan was approved by stockholders and the Board) . Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5.4. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

    Reuse. If, and to the extent:

      An Option shall expire or terminate for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary) (including as the result of a share-for-share exercise or the use of shares for withholding taxes), the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) remain available for issuance under the Plan; or

      Any Awards under the Plan are forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the Award are not issued to the Participant (or beneficiary) (including as a result of the use of shares for tax withholding), such shares of Stock shall (unless the Plan shall have terminated) remain available for issuance under the Plan, except as provided in Section 8.2 which relates to the exercise of SARs in lieu of Options.

    Limitations on Awards to a Single Participant. Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to Awards made hereunder:

      No Participant may be granted, during any calendar year period, Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Stock (500,000 in the Participant's initial calendar year as an Employee), subject to adjustment pursuant to the provisions of Section 5.4;

      No Participant may be granted, during any calendar period, Awards consisting of shares of Common Stock or units denominated in such shares (other than any Awards consisting of Options or SARs) covering or relating to more than 250,000 shares of Common Stock (500,000 in the Participant's initial calendar year as an Employee), subject to adjustment pursuant to the provisions of paragraph 5.4 hereof; and

    Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5.1, subject to each outstanding Award and the other terms thereof, and the limitations set forth in Section 5.3, shall be adjusted appropriately by the number of shares the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

    No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options granted under the Plan, nor may the Board amend the Plan to permit repricing of Options granted under the Plan, unless the stockholders of the Company provide prior approval for such repricing. Adjustments pursuant to Section 5.4 shall not be considered a repricing.

  Duration of Plan

    Duration of Plan. This Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after February 21, 2011.

  Stock Options

    Grant of Options. Subject to the provisions of Section 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

    Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

    Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that, to the extent required to comply with Rule 16b-3, no Option shall be exercisable within the first six months of its term, unless death or Disability of the Participant occurs during such period. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

    Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option Price upon exercise of any Option shall be payable to the Company in full either:

      in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise as permitted under Federal Reserve Board's Regulation),

      by tendering Previously-Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (including, for this purpose, Stock deemed tendered by affirmation of ownership), by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, or by a combination of (a), (b), and (c).

    The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. Notwithstanding the foregoing, the Option price payable with respect to the exercise of any Options by a Participant who has a deferral election in effect under the Company's Nonqualified Stock Option-Gain Deferral Plan (the "Gain Deferral Plan") shall be made solely be tendering previously-acquired Stock in accordance with paragraph (b) above. As soon as practicable after receipt of notice of exercise and payment, the Company shall deliver to the trustee of the trust established under the Gain Deferral Plan, a certificate or certificates representing such number of shares of Stock determined by dividing (i) the excess of (A) the Fair Market Value of the shares of Stock purchased pursuant to such Option exercise, over (B) the aggregate exercise price of the shares of Stock purchased, by (ii) the Fair Market Value of one share of Stock. In addition, as soon as practicable after receipt of such notice and payment of the Option price (other than payment by affirmation of ownership), the Company shall deliver to the Participant a certificate or certificates representing shares with a Fair Market Value equal to the aggregate option exercise price paid, net of any tax withholding pursuant to Section 16.2. For purposes of the foregoing, Fair Market Value shall be determined on the date of Option exercise.

    Limitations on ISOs. All shares authorized for issuance under this Plan may be issued pursuant to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

      The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options.

      Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

      All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

      Unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant.

    Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

    Termination of Employment Due to Death, Disability, Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, any outstanding Options then exercisable may be exercised at any time prior to the expiration date of the Options or within three (3) years after such date of termination of employment, whichever period is the shorter. For purposes of the preceding sentence, in the event such termination is due to death or Disability, then any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such options are not exercised within three (3) months after date of termination, or twelve (12) months in the case of Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code. If an Incentive Stock Option is not exercised within three (3) months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

    Termination of Employment other than Due to Death, Disability, Retirement or for Cause; Termination for Cause. If the employment of the Participant shall terminate for any reason other then death, Disability, Retirement, or involuntarily for Cause, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that in the event such termination of employment occurs after a Change-in-Control (as defined in Section 14.2 of the Plan), the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three years after such date of termination of employment, whichever first occurs. Where termination of employment is involuntarily for Cause, rights under all Options shall terminate immediately upon termination of employment.

    Nontransferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

      the spouse, children or grandchildren of the Participant ("Immediate Family Members");

      a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

      a partnership in which such Immediate Family Members are the only partners,

      provided that:

        there may be no consideration for any such transfer;

        the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7.9; and

        subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 12. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 12 hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of Sections 7 and 14 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 14.

  Stock Appreciation Rights

    Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. An SAR may be granted at the discretion of the Committee in any of the following forms:

      In lieu of Options,

      In addition to Options,

      Upon lapse of Options,

      Independent of Options,

      Each of the above in connection with previously awarded Options.

    Exercise of SARs in Lieu of Options. SARs granted in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Option shares with respect to which the SAR shall have been exercised may not be subject again to an Award under this Plan. SARs granted pursuant to this Section 8.2 with respect to which the Option shares have been exercised will immediately lapse upon such exercise.

    Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

    Exercise of SARs Independent of Options. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

    Exercise of SARs Upon Lapse of Options. SARs granted upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Notwithstanding Section 5.2 above, cancelled Options in an amount equal to the related SARs shall not be available again for Awards under the Plan.

    Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 8.8 below) determined by multiplying:

      The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

      The number of shares with respect to which the Stock Appreciation Right is exercised.

    Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

    Limit of Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

    Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years and one day.

    Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.7 and 7.8 herein.

    Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

  Restricted Stock and Restricted Stock Units

    Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock or Restricted Stock Units shall be in writing. The Committee, in its discretion, may permit a Participant to defer receipt of any Restricted Stock Units beyond the expiration of any applicable Period of Restriction.

    Transferability. Except as provided in Sections 9.8 and 9.9 hereof, the shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant or the Restricted Stock Unit grant, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section 10.8 hereof), as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant or the Restricted Stock Unit grant.

    Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

    Voting Rights. Participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

    Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares or units while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

    Termination of Employment Due to Retirement. In the event a Participant's employment terminates on or after his Normal Retirement Date, the Period of Restriction applicable to the Restricted Stock or the Restricted Stock Units pursuant to Subsection 9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event a Participant terminates employment on or after his Early Retirement Date but prior to Normal Retirement Date, any shares of Restricted Stock and any Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or any and all Restricted Stock Units, or add such new restrictions to those shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

    Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock or to the Restricted Stock Units pursuant to Section 9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable.

    Termination of Employment for Reasons other than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.6 and 9.7 hereof during the Period of Restriction, then any shares of Restricted Stock and any Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares or units, and/or may add such new restrictions to such shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

    Nontransferability. No shares of Restricted Stock or Restricted Stock Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

  Performance Units and Performance Shares

    Grant of Performance Units or Performance Shares. Subject to the provisions of Sections 5 and 6, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

    Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value of one hundred dollars ($100) and each Performance Share initially shall represent one share of Stock. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant. The time period during which the performance goals must be met shall be called a performance period, and also is to be determined by the Committee.

    Payment of Performance Units and Performance Shares. After a performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the extent to which performance goals discussed in Section 10.2 have been met.

    Form and Timing of Payment. Payment in Section 10.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

    Termination of Employment Due to Death, Disability, or Retirement. In the case of death, Disability, or Retirement, the holder of a Performance Unit or Performance Share shall receive prorata payment based on the number of months' service during the performance period but based on the achievement of performance goals during the entire performance period. Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

    Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a prorata basis.

    Nontransferability. Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable performance period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

    Performance Goals. For purposes of Sections 9.2 and 10.2 hereof, "performance goals" shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be satisfied or met during the applicable restriction period or performance period, as the case may be, as a condition to the Participant's receipt, in the case of a grant of the Restricted Stock or a grant of Performance Shares, of the shares of Stock subject to such grant, or in the case of a Performance Unit Award, of payment with respect to such Award. Such criteria and objectives may include, but are not limited to, return on assets, return on equity, growth in net earnings, growth in earnings per share, growth in the Fair Market Value of the Stock, or any combination of the foregoing or any other criteria and objectives determined by the Committee. Upon completion of the restricted period or the performance period, as the case may be, the Committee shall certify the level of the performance goals attained and the amount of the Award payable as a result thereof.

  Other Awards

    Grant of Other Awards. Subject to the provisions of Section 5 and 6, Other Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee.

    Terms of Other Awards. Other Awards may be made in contribution or in tandem, with, in replacement of, or as alternatives to Awards under Section 7, 8, 9 or 10 of this Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries. An Other Award may provide for payment in cash or in Stock or a combination thereof.

  Beneficiary Designation

    Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

  Rights of Employees

    Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

    Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

  Change-in-Control

    In General. Except as expressly provided, otherwise in an Award Agreement, in the event of a Change-in-Control of the Company as defined in Section 14.2 below, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate, and Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the Change-in-Control, or at target, whichever is higher, and all Other Awards shall be paid out based on the terms thereof.

    Definition. For purposes of the Plan, a "Change-in-Control" shall mean any of the following events:

      Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), provided, however, that the following shall not constitute a Change-in-Control: (A) such person becomes a beneficial owner of 25% of more of the Voting Stock as the result of an acquisition of such stock directly from the Company, or (B) such person becomes a beneficial owner of 25% or more of the Voting Stock as a result of the decrease in the number of outstanding shares caused by the repurchase of shares by the Company, or (C) such person becomes a beneficial owner of 25% or more of the Voting Stock without any plan or intention to seek or affect control of the Company, if such person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests, such shares of Voting Stock so that such person ceases to beneficially own 25% or more of the Voting Stock; provided, further, that in the event a person described in clause (A) or (B) shall thereafter increase (other than in circumstances described in clause (A) or (B)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall then be deemed to become a beneficial owner of 25% or more of the Voting Stock for purposes of this paragraph (a), provided such person continues to beneficially own 25% or more of the Voting Stock after such subsequent increase in beneficial ownership, or

      During any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or the stockholders of the Company approve, or if such approval is not necessary or required, the consummation of, a reorganization, merger or consolidation, the sale or other disposition of all or substantially all of the assets, or a similar transaction or series of transactions involving the Company (a "Business Combination") in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the Company or such corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

      the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

  The Board has final authority to determine the exact date on which a Change-in-Control has been deemed to have occurred under (a), (b), (c) and (d) above.

  Amendment, Modification and Termination of Plan

    Amendment, Modification, Suspension and Termination of Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

  Tax Withholding

    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Stock tendered to exercise such Option. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

  Indemnification

    Indemnification. Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

  Requirements of Law

    Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

    18.3 Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a "deferral of compensation" subject to Section 409A of the Code and rules, regulation and guidance issued thereunder (collectively, Code Section 409A) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a "deferral of compensation" under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a separation from service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant's death), occurring while the Participant shall be a "specified employee" (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Corporation or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such separation from service or (y) the date of the Participant's death following such separation from service.

    TARP/Capital Purchase Program. Anything in this Plan or an Award Agreement to the contrary notwithstanding, it is intended that this Plan and Awards granted hereunder comply with the requirements of the Emergency Economic Stabilization Act of 2008 ("EESA") and/or requirements of the TARP Capital Purchase Program ("CPP") (and the guidance or regulations issued thereunder by the United States Treasury Department at 31 CFR Part 30, effective October 20, 2008 (the "CPP Guidance") applicable to the Company, including, but not limited to, provisions limiting payment of "golden parachute payments," requiring that the Company may recover ("claw-back") bonus and incentive compensation to in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of Company, in each case within the meaning of EESA and the CPP Guidance and only to the extent applicable to Company and a Participant. The application of this Section 18.4 is intended to, and shall be interpreted, administered and construed to, comply with Section 111 of EESA and the CPP Guidance and, to the maximum extent consistent with this Paragraph 18.4 and such statute and regulations, to permit the operation of the Plan and each Award in accordance with the terms and provision thereof before giving effect to the provisions of this Section 18.4, EESA or the CPP Guidance.